AMENDMENT TO SHELLS SEAFOOD RESTAURANTS, INC.
RESTAURANT SYSTEM PURCHASE AGREEMENT

This Amendment to Shells Seafood Restaurants, Inc. Restaurant System Purchase Agreement ("Amendment") is made ______________, 2007, by and between Shells Seafood Restaurants, Inc., a Delaware corporation ("Shells") and Food And Entertainment Co., Ltd., a limited liability company with commercial register No. 2051024638 issued from Khobar Commercial Registration Office on 24/08/1421H ("F&E"). This Amendment contains modifications and additions to the terms and conditions of the Restaurant System Purchase Agreement dated ____________, 2007 between Shells and F&E (the "Agreement").

In consideration of the mutual covenants contained in the Agreement and herein, and for other good and valuable consideration, Shells and F&E hereby agree as follows:

1. Summary Pages. The summary of the Term in the Summary Pages to the Agreement is deleted in its entirety and replaced with the following:

"**Amount of Letter of Credit**:

Letter of Credit Amount (US$)	Date
$1,050,000	Upon signing this Agreement"

2. Section 1 (Definitions). The definition of Letter of Credit in the Agreement is deleted in its entirety and replaced with the following:

"Letter of Credit" means an irrevocable sight draft letter of credit issued by the Issuing Bank to Shells that (i) names Shells or its designee as the beneficiary, (ii) is unconditionally confirmed by the Confirming Bank, (iii) is drafted in accordance with and governed by the UCP and incorporates the terms and provisions of the UCP by reference, (iv) provides an expiry (expiration) date not less than 12 months after its date of issuance, (v) is payable in Dollars, (vi) permits both full and partial draws, and (vii) contains the other provisions as Shells requires."

3. Sections 2.2 (Purchase and Assignment of Restaurant System). Sections 2.2 of the Agreement is deleted in its entirety and replaced with the following:

"2.2 If F&E fully and timely develops at least four Restaurants in the Territory during the three year period immediately following the Effective Date and is otherwise in compliance with this Agreement and the Technical Consulting and Support Services Agreement at such time, then Shells shall promptly offer to sell, assign, transfer and convey to F&E all right, title and interest in and to the Marks and the System in Tunisia and Morocco for the purchase price of U.S. $1, and to extend the Territory under this Agreement to include Tunisia and Morocco. F&E and the Principals shall provide Shells with all such information and documentation necessary for Shells to prepare a definitive restaurant system purchase agreement and/or amendment to this Agreement, and F&E and the Principals shall promptly execute and return such definitive documentation to Shells to effect such transaction."

3. Sections 4.7 (Monthly Technical Consulting and Support Services Fee and Letter Of Credit). Sections 6.7 of the Agreement is deleted in its entirety and replaced with the following:

"4.7 F&E and Principals shall perform as follows:

(a) Prior to the Effective Date, F&E must have provided Shells a firm commitment from the Issuing Bank to issue a Letter of Credit in the Amount set forth in the Summary Pages in

accordance with the UCP and with the payment provisions that Section 4 requires. At such time, F&E must also provide Shells a firm commitment from the Confirming Bank in accordance with the UCP to confirm the Letter of Credit unconditionally. F&E's obligations to provide these commitments is a condition precedent to this Agreement's effectiveness as to F&E's rights, and Shells will have no obligations or liability under this Agreement until Shells receives and accepts both commitments.

(b) F&E shall obtain and deliver the Letter of Credit to Shells on or within five days of the Effective Date. If F&E fails to deliver the Letter of Credit as required, Shells may immediately terminate this Agreement, without obligation or liability, by written notice to F&E, rescind the sale, transfer and assignment of the Marks and System in the Territory. The Letter of Credit shall unconditionally obligate the Issuing Bank and the Confirming Bank to effect payment under the Letter of Credit to Shells in the Amount (in Dollars) upon Shells' delivery of written notice to the Confirming Bank (as described in Section 4.7.(c)) of a breach of this Agreement that is not cured in accordance with the terms of the applicable agreement. F&E's obligation to provide and maintain the Letter of Credit according to this Section 4.7 shall survive until the Purchase Price has been paid in full.

(c) If any breach of this Agreement remains uncured at the end of any relevant cure period, Shells may provide to the Confirming Bank notice of the breach, signed and verified to be true by a Vice President or more senior officer of Shells, containing a statement of the amount sought to be drawn under the Letter of Credit and that the amount of damages incurred by Shells, or due to Shells as Non-compliance Damages (as set forth in the Summary Page), as a result of the breach equals or exceeds such amount. Such notice shall be deemed conclusive evidence that a breach has occurred and has not been cured in accordance with the terms of the applicable agreement, and of the amount payable to Shells under the Letter of Credit. No other form or type of documentation will be required as a condition or predicate of the Confirming Bank's obligation to pay under the Letter of Credit. All payments shall be made in Dollars.

6. Sections 12.10 (Non Compliance Damages). Sections 12.10 of the Agreement is deleted in its entirety and replaced with the following:

"(f) For the avoidance of doubt, and subject to the parties' mutual Waiver of Damages in Section 12.10 of the Agreement, nothing contained in this Section 12.10 of this Agreement shall be deemed a waiver by F&E with respect to its rights to seek damages against Shells if Shells commits a material breach of its obligations under this Agreement."

7. Construction. Any capitalized terms used but not defined in this Amendment shall have the meanings assigned in the Agreement. To the extent of any contradiction or inconsistency between the Agreement and this Amendment, the provisions of this Amendment will control.

[COMPLETED AND EXECUTED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment to Restaurant System Purchase Agreement as of the Effective Date.

Shells:

ATTEST:

SHELLS SEAFOOD RESTAURANTS, INC.

Witness # 1
By: ______________________________
Name: ______________________________

By: ______________________________
Name: ______________________________
Title: ______________________________

Witness # 2
By: ______________________________
Name: ______________________________

F&E:

ATTEST:

FOOD AND ENTERTAINMENT CO., LTD.
a limited liability company with commercial register No. 2051024638 issued from Khobar Commercial Registration Office on 24/08/1421H

Witness # 1
By: ______________________________
Name: ______________________________

By: ______________________________
Name: ______________________________
Title: ______________________________

Witness # 2
By: ______________________________
Name: ______________________________